Exhibit 10.1

AMENDMENT NO. 2 TO COMMON STOCK SALES AGREEMENT

March 30, 2020

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Aethlon Medical, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“HCW”) are parties to that certain Common Stock Sales Agreement dated June 28, 2016, as amended on August 5, 2019 (the “Amended Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Amended Original Agreement. The parties, intending to be legally bound, hereby amend the Amended Original Agreement as follows:

1.            Reference to the “Registration Statement” in the Amended Original Agreement shall refer to the registration statement on Form S-3 (File No. 333-237269), originally filed with the Securities and Exchange Commission on March 19, 2020 (as the same may be amended from time to time, “New Registration Statement”), declared effective by the Securities and Exchange Commission on March 30, 2020.

2.            All references to “June 28, 2016 (as amended by Amendment No. 1 to Common Stock Sales Agreement, dated August 5, 2019)” set forth in Schedule 1 and Exhibit 7(m) of the Amended Original Agreement are revised to read “June 28, 2016 (as amended by Amendment No. 1 to Common Stock Sales Agreement, dated August 5, 2019 and by Amendment No. 2 to Common Stock Sales Agreement, dated March 30, 2020)”.

3.            Except as specifically set forth herein, all other provisions of the Amended Original Agreement shall remain in full force and effect.

4.            In connection with this Amendment No. 2 to Common Stock Sales Agreement, the Company shall reimburse HCW for the fees and expenses of HCW’s counsel, which shall be paid on the date hereof.

5.            Entire Agreement; Amendment; Severability. This Amendment No. 2 to the Amended Original Agreement together with the Amended Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Amended Original Agreement to the “Agreement” shall mean the Amended Original Agreement as amended by this Amendment No. 2; provided, however, that all references to “date of this Agreement” in the Amended Original Agreement shall continue to refer to the date of the Amended Original Agreement.

1

6.            Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.            Waiver of Jury Trial. The Company and HCW each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

8.            Counterparts. This amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

2

If the foregoing correctly sets forth the understanding among the Company and HCW, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Amended Original Agreement between the Company and HCW.

Very truly yours,

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
Name: James B. Frakes
Title: Chief Financial Officer

H.C. WAINWRIGHT & CO., LLC

By: /s/ Edward D. Silvera
Name: Edward D. Silvera
Title: Chief Operating Officer

3